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                                                                (EXHIBIT 10.1)

                                  June 1, 1995

Mr. Samuel Eichenbaum
304 Lincoln Avenue
Highland Park, NJ 08904

Dear Mr. Eichenbaum:

     In recognition of your services, New Brunswick Scientific Co., Inc. ("the Company") shall, in the event that your employment with the Company shall be involuntarily terminated for any reason after the occurrence of a Change in Control (as defined below), pay to you an amount equal to 100% of your current annual base salary at the time of such termination. The payment will be made in a single sum within 30 days of your termination of employment. In addition, the Company will continue to provide you with medical and dental insurance for twelve (12) months following your termination to the same extent as such insurance is provided to other executive employees of the Company.

     For the purposes of this agreement "Change of Control" generally is defined to take place when disclosure of such a change would be required by rule(s) promulgated by the Securities and Exchange Commission or when either (i) a person (other than a current officer or director nominated, selected or elected by the board) acquires beneficial ownership (as defined in SEC Rule 13d-3) of 25% or more of the combined voting power of the Company's voting securities,
(ii) less than a majority of the directors are persons who were either nominated or selected by the current Board, (iii) a merger tender offer or sale or exchange of securities involving the Company occurs which results in ownership of more than 50% of the Company's voting stock by a holder or holders not currently owning more than 10% of the outstanding shares of stock of the Company, or (iv) a plan of liquidation or sale of substantially all the assets of the Company occurs.

     Following a Change in Control, in addition to actual termination of your employment by the Company, you will be considered to have been involuntarily terminated if you resign after any of the following occurs: a material reduction in your responsibilities or authority which is expected to last or in fact continues for more than one month; a reassignment to another geographic location more than 50 miles from 44 Talmadge Road, Edison, New Jersey; a reduction of at least 5% in your compensation; abusive or demeaning conduct toward you that amounts to a constructive discharge under the common law of the State of New Jersey; or failure by a successor employer following a sale, merger, exchange or other disposition of the Company, or any subsidiary, facility, or operation at which you are employed to assume the obligations of the Company under this Agreement.

     Nothing contained herein shall be construed as conferring upon you the right to continue in the employ of the Company as an executive or in any other capacity.

     Any severance pay benefits payable under this letter shall not be deemed salary or other compensation to you for the purpose of computing benefits to which you may be entitled under any pension plan or other arrangement of the Company for the benefit of its employees.
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Mr. Samuel Eichenbaum
June 1, 1995
Page 2



     You shall be responsible for payment of any tax liability which results from payment to you of any amount under this letter. Any payment(s) shall be subject to Federal, State and local withholding rules in effect at the time a payment is made.

     The parties hereto agree that this Agreement shall supercede any and all other agreements between the parties relating to severance pay except the termination agreement between you and the Company dated March 15, 1985, a copy of which is attached hereto as an Exhibit A.

                                   Sincerely,

                                   NEW BRUNSWICK SCIENTIFIC CO., INC.


ATTEST:

                                  Ezra Weisman
                                  President

----------------------------------
Adele Lavender
Secretary


Acknowledged and Accepted as of the

          day of
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-----------------------------------
        Samuel Eichenbaum

EW/SEVERANC


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